CERTIFICATE OF AMENDMENT
OF
AGREEMENT AND DECLARATION
OF TRUST
OF
VOYAGEUR MUTUAL FUNDS III

         The undersigned Trustees of
Voyageur
         Mutual Funds III, a Delaware
statutory trust
         (the Trust), constituting
a majority of the
         Board of Trustees of the
Trust (the
         Trustees), do hereby
certify:
         First. That pursuant to the
authority granted to the Trustees in
Article VII, Section 5 of the
Agreement and Declaration of Trust of
the Trust (the Declaration of
Trust), Article VII, Section 2 of
the Declaration of Trust is hereby
amended by deleting the second
sentence of Section 2(a) in its
entirety and replacing it with the
following sentence:
The Trust, out of Trust Property,
shall
indemnify and hold harmless each
officer
and Trustee of the Trust from and
against
claims and demands arising out of or
related to such officers or
Trustees
performance of his or her duties as
an
officer or Trustee of the Trust,
subject to
the provisions set forth in Article
VI of
the ByLaws.
         Second. That the above
amendment to Article VII, Section 2
of the Declaration of Trust is
effective as of November 15, 2006.
      IN WITNESS WHEREOF, the
undersigned
      Trustees of Voyageur Mutual
Funds III,
      certify as to the above as of
the 15th day of
      November, 2006.

___________________________________
/s/Patrick P. Coyne
Trustee

__________________________________
/s/Ann R. Leven
Trustee

___________________________________
/s/Thomas L. Bennett
Trustee

___________________________________
/s/Thomas F. Madison
Trustee

___________________________________
/s/John A. Fry
Trustee

___________________________________
/s/Janet L. Yeomans
Trustee

___________________________________
/s/Anthony D. Knerr
Trustee

___________________________________
/s/J. Richard Zecher
Trustee

___________________________________
/s/Lucinda S. Landreth
Trustee


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